Exhibit 10.36

Execution Version

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

THIS NON-COMPETITION AND NON-SOLICITATION AGREEMENT (this “Agreement”) is entered into and made effective as of March __, 2024, by___ a and ___Significant Company Holder (as defined in the Merger Agreement (as defined below)) (the “Subject Party”), in favor of and for the benefit of Digital World Acquisition Corp., a Delaware corporation (including any successor entity thereto, the “Purchaser”), Trump Media & Technology Group Corp., a Delaware corporation (the “Company”), and each of the Purchaser’s and the Company’s respective successors and Affiliates (as defined in the Merger Agreement) (collectively with the Purchaser and the Company and their affiliates, the “Covered Parties”).  Any capitalized term used but not defined in this Agreement shall have the meaning ascribed to such term in the Merger Agreement.

R E C I T A L S

A.         On October 20, 2021, the Purchaser, DWAC Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Purchaser (“Merger Sub”), ARC Global Investments II, LLC, a Delaware limited liability company (as the Purchaser Representative thereunder), the Company’s General Counsel (as the Seller Representative thereunder), and the Company entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which the parties thereto intend to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving entity wholly owned by the Purchaser (the “Merger”).

B.          The Company is operating the Truth Social social media platform (as the same may develop, grow, and evolve over time, “Truth Social”) and in the business of developing and operating media platforms for social media and digital video streaming, and of developing and operating products and services relating and incidental thereto.

C.          In connection with, and as a condition to the consummation of the Merger and the other transactions contemplated thereby (the “Transactions”), and to enable the Purchaser and the Company to secure more fully the benefits of the Transactions, including the protection and maintenance of the goodwill and confidential information of the Company, the Purchaser has required that the Subject Party enter into this Agreement.

D.          The Subject Party is entering into this Agreement to induce the Purchaser and the Company to consummate the Transactions, pursuant to which the Subject Party will directly or indirectly receive a material benefit.

E.          The Subject Party, as a Significant Company Holder, has contributed to the value of the Company and has obtained extensive and valuable knowledge, goodwill and confidential information concerning the business of the Company.

AGREEMENT

Now, therefore, to induce the Purchaser and the Company to consummate the Transactions, and in consideration of the promises contained in this Agreement, the Subject Party, the Purchaser, and the Company hereby agree as follows:

1.          Restriction on Competition.

(a)          Restriction.  During the period from the Closing until the fourth (4th) anniversary of the Closing Date (the “Termination Date,” and such period from the Closing until the Termination Date, the “Restricted Period”), the Subject Party shall not, and shall cause the Subject Party’s Affiliates not to, without the prior written consent of the Purchaser, (i) anywhere in the United States and (ii) in any other jurisdictions in which the Covered Parties are engaged, or are contemplating to become engaged, in the Business (as defined below) as of the Closing Date or during the Restricted Period (clauses (i) and (ii), collectively, the “Territory”), directly or indirectly engage in the Business (other than through a Covered Party) or own, manage, finance, or control, or participate in the ownership, management, financing, or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor, or representative of, a business or entity (other than a Covered Party) that engages in a business that is competitive to the Business (a “Competitor”).  Notwithstanding the foregoing, the Subject Party and the Subject Party’s Affiliates may own passive investments of no more than two percent of any class of outstanding equity interests in a Competitor that is publicly traded, so long as the Subject Party and its Affiliates and immediate family members are not involved in the management or control of such Competitor (“Permitted Ownership”). “Business” means Truth Social and the business of developing and operating media platforms for social media and digital video streaming, and of developing and operating products and services relating and incidental thereto or any other business being conducted by the Company or any of its Subsidiaries, as of the Closing Date.

(b)          Acknowledgment.  The Subject Party acknowledges and agrees that:

(i)          the Subject Party possesses knowledge of trade secrets and confidential information of the Company and the Business;

(ii)          the Subject Party’s execution of this Agreement is a material inducement to the Purchaser and the Company to consummate the Transactions and for the Purchaser to realize the goodwill of the Company, for which the Subject Party and the Subject Party’s Affiliates will receive a substantial direct or indirect financial benefit, and that the Purchaser and the Company would not have entered into the Merger Agreement or consummated the Transactions but for the Subject Party’s agreements set forth in this Agreement;

(iii)          it would substantially impair the goodwill of the Company and materially reduce the value of the assets of the Company and cause serious and irreparable injury if the Subject Party were to use the Subject Party’s ability and knowledge by engaging in the Business in competition with a Covered Party, or to otherwise breach the obligations contained herein and that the Covered Parties would not have an adequate remedy at law because of the unique nature of the Business;

(iv)         the Subject Party and the Subject Party’s Affiliates have no intention of engaging in the Business (other than through the Covered Parties) during the Restricted Period other than through Permitted Ownership;

(v)         the relevant public policy aspects of restrictive covenants, covenants not to compete, and non-solicitation provisions have been discussed, and every effort has been made to limit the restrictions placed upon the Subject Party to those that are reasonable and necessary to protect the Covered Parties’ legitimate interests;

(vi)          the Covered Parties conduct and intend to conduct the Business everywhere in the Territory and compete with other businesses that are or could be located in any part of the Territory;

(vii)         the foregoing restrictions on competition are fair and reasonable in type of prohibited activity, geographic area covered, scope, and duration;

(viii)        the consideration provided to the Subject Party under this Agreement and the Merger Agreement is not illusory; and

(ix)          such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Covered Parties.

2.          No Solicitation; No Disparagement.

(a)          No Solicitation of Employees and Consultants.  During the period from the Closing until the third (3rd) anniversary of the Closing Date (the “Non-Solicitation Period”), the Subject Party shall not, and shall cause the Subject Party’s Affiliates not to, without the prior written consent of the Purchaser, either on the Subject Party’s own behalf or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), directly or indirectly (i) hire or engage as an employee, independent contractor, consultant, or otherwise any Covered Personnel (as defined below); (ii) solicit, induce, encourage, or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Personnel to leave the service (whether as an employee, consultant, or independent contractor) of any Covered Party; or (iii) in any way interfere with or attempt to interfere with the relationship between any Covered Personnel and any Covered Party. However, the Subject Party and the Subject Party’s Affiliates shall not be deemed to have violated this Section 2(a) if any Covered Personnel voluntarily and independently solicits an offer of employment or service from the Subject Party or any of its Affiliates by responding to a general advertisement or solicitation program conducted by or on behalf of the Subject Party or any of its Affiliates (or such other Person whom any of them is acting on behalf of) that is not targeted at such Covered Personnel, so long as such Covered Personnel is not hired.  For purposes of this Agreement, “Covered Personnel” means any Person who is or was an employee, consultant, or contractor of the Covered Parties, as of the Closing Date or at any time during the Non-Solicitation Period.

(b)          Non-Solicitation of Customers and Suppliers.  During the Non-Solicitation Period, the Subject Party shall not, and shall cause the Subject Party’s Affiliates not to, without the prior written consent of the Purchaser, individually or on behalf of any other Person (other than, if applicable, a Covered Party in the performance of the Subject Party’s duties on behalf of the Covered Parties), as it relates to the Business: (i) solicit, induce, encourage, or otherwise knowingly cause (or attempt to do any of the foregoing) any Covered Customer (as defined below) to (A) cease being, or not become, a client or customer of any Covered Party with respect to the Business or (B) reduce the amount of business of such Covered Customer with any Covered Party, or otherwise alter such business relationship in a manner adverse to any Covered Party, in either case, with respect to or relating to the Business; (ii) interfere with or disrupt (or attempt to interfere with or disrupt) the contractual relationship between any Covered Party and any Covered Customer; (iii) divert any business with any Covered Customer relating to the Business from a Covered Party; (iv) solicit for business, provide services to, engage in or do business with, any Covered Customer for products or services that are part of the Business; or (v) interfere with or disrupt (or attempt to interfere with or disrupt), any Person that was a vendor, supplier, distributor, agent, or other service provider of a Covered Party at the time of such interference or disruption.  For purposes of this Agreement, a “Covered Customer” means any Person who is or was an actual customer or client (or prospective customer or client with whom a Covered Party actively marketed or has made or taken specific action to make a proposal) of a Covered Party, as of the Closing Date or within the twelve (12) month period immediately prior to the Closing Date, at any time during the Non-Solicitation Period.

(c)          Non-Disparagement.  The Subject Party shall not, and shall cause his, her, or its respective Affiliates not to, directly or indirectly engage in any conduct that involves the making or publishing (including through electronic mail distribution or online social media) of any written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports, or comments) that are disparaging, deleterious, or damaging to the integrity, reputation, or goodwill of the Covered Parties or their respective management, officers, employees, independent contractors, or consultants.  Notwithstanding the foregoing, nothing in this Agreement shall prohibit the Subject Party from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation.  The Subject Party does not need the prior authorization of the Purchaser, the Company, or anyone else to make any such reports or disclosures and the Subject Party is not required to notify the Purchaser, the Company, or anyone else that the Subject Party has made such reports or disclosures.

3.          Confidentiality.  From and after the Closing Date, the Subject Party shall, and shall cause its Representatives to, keep confidential and not (except, if applicable, in the performance of the Subject Party’s duties on behalf of the Covered Parties) directly or indirectly use, disclose, reveal, publish, transfer, or provide access to, any and all Covered Party Information without the prior written consent of the Purchaser (which may be withheld in its sole discretion).  For purposes of this Agreement, “Covered Party Information” means all material and information relating to the Business, including material and information that concerns or relates to such Covered Party’s bidding and proposal, technical, computer hardware or software, administrative, management, operational, data processing, financial, marketing, sales, human resources, business development, planning, or other business activities, regardless of whether such material and information is maintained in physical, electronic, or other form, that is: (a) gathered, compiled, generated, produced, or maintained by such Covered Party through its Representatives, or provided to such Covered Party by its suppliers, service providers, or customers and (b) intended and maintained by such Covered Party or its Representatives, suppliers, service providers, or customers to be kept in confidence.  The obligations set forth in this Section 3 shall not apply to any Covered Party Information where the Subject Party can prove that such material or information: (i) is or becomes publicly known or available through no violation of this Agreement or other non-disclosure obligation of the Subject Party or any of its Representatives; or (ii) is required to be disclosed pursuant to an order of any administrative body or court of competent jurisdiction (provided that (A) the applicable Covered Party is given reasonable prior written notice; (B) the Subject Party cooperates (and causes the Subject Party’s Representatives to cooperate) with any reasonable request of any Covered Party to seek to prevent or narrow such disclosure; and (C) if after compliance with clauses (A) and (B) such disclosure is still required, the Subject Party and the Subject Party’s Representatives only disclose such portion of the Covered Party Information that is expressly required by such order, as it may be subsequently narrowed). .

4.          Representations and Warranties.  The Subject Party hereby represents and warrants, to and for the benefit of the Covered Parties as of the date of this Agreement and as of the Closing Date, that: (a) the Subject Party has full power and capacity to execute and deliver, and to perform all of the Subject Party’s obligations under, this Agreement; (b) neither the execution and delivery of this Agreement nor the performance of the Subject Party’s obligations hereunder will result directly or indirectly in a material violation or breach of any agreement or obligation to which the Subject Party is a party or by which it is otherwise bound; and (c) the limitations of length of time, geography, and scope of activity agreed to in this Agreement are reasonable because, among other things, the Purchaser and the Company are engaged in a highly competitive industry. By entering into this Agreement, the Subject Party certifies and acknowledges that the Subject Party has carefully read all of the provisions of this Agreement, and that the Subject Party voluntarily and knowingly enters into this Agreement and has had the opportunity to consult with counsel with respect to this Agreement.

5.          Remedies.  The covenants and undertakings contained in this Agreement relate to matters which are of a special, unique, and extraordinary character.  The Subject Party acknowledges and agrees that a violation of any of the terms of this Agreement would cause irreparable injury, the amount of which would be impossible to estimate or determine and which cannot be adequately compensated.  In the event of any breach or threatened breach of any term in this Agreement, the adversely affected party or parties shall be entitled to the granting of injunctive relief without proof of actual damages and the Subject Party further waives any requirement for the securing or posting of any bond in connection with such remedy.  Such remedy shall not be deemed to be the exclusive remedy for any breach or threatened breach of this Agreement, but shall be in addition to all other remedies available at law or in equity. In the event of litigation or arbitration related to this Agreement, if it is determined that the Subject Party or its Affiliates have breached this Agreement, the Subject Party shall reimburse the Company for its documented out of pocket fees and expenses (including legal fees) incurred in connection with enforcing its rights hereunder.

6.          Survival of Obligations.  The expiration of the Restricted Period or the Non-Solicitation Period, as applicable, shall not relieve the Subject Party of any obligation or liability arising from any breach by the Subject Party of this Agreement during the Restricted Period or the Non-Solicitation Period, as applicable.  The Subject Party further agrees that the time periods during which the covenants contained in this Agreement will be effective shall be computed by excluding from such computation any time during which the Subject Party is in violation of any provision of such sections.

7.          Miscellaneous.

(a)          Notices.  All notices, consents, waivers, and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person; (ii) by facsimile or other electronic means, with affirmative confirmation of receipt; (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service; or (iv) three Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Purchaser at or prior to the Closing, to:	With a copy (which shall not constitute notice) to:

Digital World Acquisition Corp.	Paul Hastings LLP
3109 Grand Ave., #450	2050 M Street NW
Miami, Florida 33133	Washington, DC 20036
Attn: Eric Swider, CEO	Attn: Gil Savir, Esq.
Telephone No.: (305) 735-1517	Telephone No.: (202) 551-1700
Email: eswider@dwacspac.com	Email: gilsavir@paulhastings.com

If to the Purchaser after the Closing, or to the Company, to:	With copies to (which shall not constitute notice):

Trump Media & Technology Group Corp.	Nelson Mullins Riley & Scarborough LLP
401 N. Cattlemen Rd., Ste. 200	101 Constitution Avenue, NW
Sarasota, Florida 34232
Attn: General Counsel	Washington, DC 20001
Attn: Jonathan H. Talcott, Esq.
Telephone No.: (202) 712-2806
Email: jon.talcott@nelsonmullins.com

and

Paul Hastings LLP
2050 M Street NW
Washington, DC 20036
Attn: Gil Savir, Esq.
Telephone No.: (202) 551-1700
Email: gilsavir@paulhastings.com

(b)         Integration and Non-Exclusivity.  This Agreement (including its recitals, which are incorporated herein), the Merger Agreement, and the other Ancillary Documents contain the entire agreement between the Subject Party and the Covered Parties concerning the subject matter hereof.  Notwithstanding the foregoing, the rights and remedies of the Covered Parties under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).  Without limiting the generality of the foregoing, the rights, remedies, obligations, and liabilities of the parties under this Agreement are in addition to their respective rights, remedies, obligations, and liabilities (i) under the laws of unfair competition, misappropriation of trade secrets, or other requirements of statutory or common law, or any applicable rules and regulations and (ii) otherwise conferred by contract, including the Merger Agreement and any other written agreement between the Subject Party or its Affiliates and any of the Covered Parties.  Nothing in the Merger Agreement or the other Ancillary Documents shall limit any of the obligations, liabilities, rights, or remedies of the Subject Party or the Covered Parties under this Agreement, nor shall any breach of the Merger Agreement or any other agreement between the Subject Party or its Affiliates and any of the Covered Parties limit or otherwise affect any right or remedy under this Agreement.  If any covenant set forth in any other agreement between the Subject Party or the Subject Party’s Affiliates and any of the Covered Parties conflicts or is inconsistent with the terms and conditions of this Agreement, the more restrictive terms shall control as to the Subject Party or the Subject Party’s Affiliate, as applicable.

(c)          Severability; Reformation.  Each provision of this Agreement is separable from every other provision of this Agreement.  If any provision of this Agreement is found or held to be invalid, illegal, or unenforceable, in whole or in part, by a court of competent jurisdiction, then (i) such provision shall be deemed amended to conform to applicable laws so as to be valid, legal, and enforceable to the fullest possible extent; (ii) the invalidity, illegality, or unenforceability of such provision shall not affect the validity, legality, or enforceability of such provision under any other circumstances or in any other jurisdiction; and (iii) the invalidity, illegality, or unenforceability of such provision shall not affect the validity, legality, or enforceability of the remainder of such provision or the validity, legality, or enforceability of any other provision of this Agreement.  The Subject Party and the Covered Parties shall substitute for any invalid, illegal, or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal, and enforceable, the intent and purpose of such invalid, illegal, or unenforceable provision.  Without limiting the foregoing, if any court of competent jurisdiction determines that any part hereof is unenforceable because of the duration, geographic area covered, scope of such provision, or otherwise, such court shall have the power to reduce the duration, geographic area covered, or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable.  The Subject Party shall, at a Covered Party’s request, join such Covered Party in requesting that such court take such action.

(d)         Amendment; Waiver.  This Agreement may not be amended or modified in any respect, except by a written agreement executed by the Subject Party, the Purchaser, and a majority of the disinterested independent directors of the Purchaser’s board of directors (or their respective permitted successors or assigns).  No waiver shall be effective unless it is expressly set forth in a written instrument executed by the waiving party (and if such waiving party is a Covered Party, by a majority of the disinterested independent directors of the Purchaser’s board of directors) and any such waiver shall have no effect except in the specific instance in which it is given.  Any delay or omission by a party in exercising its rights under this Agreement, or failure to insist upon strict compliance with any term, covenant, or condition of this Agreement shall not be deemed a waiver of such term, covenant, condition, or right, nor shall any waiver or relinquishment of any right or power under this Agreement at any time or times be deemed a waiver or relinquishment of such right or power at any other time or times.

(e)          Dispute Resolution.  Any dispute, difference, controversy, or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 7(e)) (a “Dispute”) shall be governed by this Section 7(e).  A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute.  Any Dispute that is not resolved within fifteen business days (the “Resolution Period”) after the delivery of such notice may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”).  Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period.  To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control.  The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements.  The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five Business Days) after his or her nomination and acceptance by the parties subject to the Dispute.  The proceedings shall be streamlined and efficient.  The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Florida.  Time is of the essence.  Each party shall submit a proposal for resolution of the Dispute to the arbitrator within twenty days after confirmation of the appointment of the arbitrator.  The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals.  The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator's reason(s) for selecting one or the other proposal.  The seat of arbitration shall be in Sarasota County, Florida.  The language of the arbitration shall be English.

(f)           Governing Law; Jurisdiction.  This Agreement shall be governed by, construed, and enforced in accordance with the Laws of the State of Florida without regard to the conflict of laws principles thereof.  Subject to Section 7(e), all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in Sarasota County, Florida (or in any appellate courts thereof) (the “Specified Courts”).  Subject to Section 7(e), each party hereto (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto; (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court; and (iii) waives any bond, surety or other security that might be required of any other party with respect thereto.  A final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law or in equity.  Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 7(a).  Nothing in this Section 7(f) shall affect the right of any party to serve legal process in any other manner permitted by Law.

(g)          WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(G).  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7(G) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(h)          Successors and Assigns; Third Party Beneficiaries.  This Agreement shall be binding upon, and shall inure to the benefit of the parties, and their respective successors and assigns.  The Subject Party agrees that the obligations of the Subject Party under this Agreement are specific to the Subject Party and shall not be assigned by the Subject Party and that any purported assignment by the Subject Party of any of the Subject Party’s obligations hereunder shall be null and void.

(i)          Disinterested Director Majority Authorized to Act on Behalf of Covered Parties.  The parties hereto acknowledge and agree that the majority of the disinterested directors of the Purchaser’s board of directors is authorized and shall have the sole right to act on behalf of the Purchaser and the other Covered Parties under this Agreement, including the right to enforce the Purchaser’s rights and remedies under this Agreement.  Without limiting the foregoing, in the event that the Subject Party or an Affiliate thereof serves as a director, officer, employee, or other authorized agent of a Covered Party, the Subject Party shall have no authority, express or implied, to act or make any determination on behalf of a Covered Party in connection with this Agreement or any dispute or Action with respect hereto.

(j)          Construction.  The Subject Party acknowledges that the Subject Party has been represented by counsel or had the opportunity to be represented by counsel of the Subject Party’s choice.  Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.  Neither the drafting history nor the negotiating history of this Agreement shall be used or referred to in connection with the construction or interpretation of this Agreement.  The headings and subheadings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  In this Agreement  (i) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”; (ii) the definitions contained herein are applicable to the singular as well as the plural forms of such terms; (iii) whenever required by the context, any pronoun shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; and (vii) any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified, or supplemented, including by waiver or consent and references to all attachments thereto and instruments incorporated therein.

(k)          Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  A photocopied, faxed, scanned, or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

(l)          Effectiveness.  This Agreement shall be binding upon the Subject Party upon the Subject Party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the consummation of the Transactions.  In the event that the Merger Agreement is validly terminated in accordance with its terms prior to the consummation of the Transactions, this Agreement shall automatically terminate and become null and void, and the parties shall have no obligations hereunder.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Non-Competition and Non-Solicitation Agreement as of the date first written above.

The Subject Party:

By:

Name:
Title:

[Additional signature page follows]

[Signature Page to Non-Competition and Non-Solicitation Agreement]

Acknowledged and accepted as of the date first written above:

The Purchaser:

DIGITAL WORLD ACQUISITION CORP.

By:
Name:
Title:

The Company:

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

By:
Name:
Title:

[Signature Page to the Non-Competition and Non-Solicitation Agreement]